                                                                   EXHIBIT 10(b)



                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT is entered into as of the 19th day of May, 1998, by and among CONSOLIDATED STORES CORPORATION, a Delaware corporation ("CSC"), CONSOLIDATED STORES CORPORATION, an Ohio corporation ("Consolidated") (CSC and Consolidated are hereinafter jointly referred to as "Employer"), and William G. Kelley, an individual residing in Florida ("Executive").

                              W I T N E S S E T H:

         WHEREAS, Employer and Executive desire to enter into this Employment Agreement to insure to Employer and Employer's direct and indirect subsidiaries the services of Executive and to set forth the rights and duties of the parties thereto; and

         WHEREAS, Executive is a director of each of CSC and Consolidated; and

         WHEREAS, the Board of Directors of CSC and Consolidated have elected Executive as the Chairman of the Board of Directors and Chief Executive Officer of each of CSC and Consolidated.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1.       EMPLOYMENT; DUTIES.

                  (a) EMPLOYMENT. Employer employs Executive as the senior officer of each of CSC and Consolidated, with such duties as may from time to time be prescribed by the Board of Directors of CSC and Consolidated and as the Chairman of the Board of Directors and Chief Executive Officer of each of CSC and Consolidated, and Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

                  (b) DUTIES. During the term of this Employment Agreement, Executive shall devote his entire business time and attention to his employment and perform diligently such duties as are customarily performed by the Chairman of the Board of Directors and Chief Executive Officer of a company the size and structure of CSC and its subsidiaries, together with, as of the date hereof, such other duties as may be reasonably requested from time to time by the Board of Directors of CSC or Consolidated, which duties shall be consistent with his position as set forth above and in Paragraph 2 of this Employment Agreement. Executive shall cooperate and work with all committees formed by the Board of Directors of CSC or Consolidated including, but not limited to, the Audit Committee, the Compensation Committee, and the Nominating Committee. As Chief Executive Officer, Executive shall have the authority to implement the policies and deci-


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                                                                  EXHIBIT 10(b)



                           sions of the Board of Directors and to direct Employer's business strategy, development and operations. So long as Executive shall serve as Chief Executive Officer, Executive shall report only to the Board of Directors of each of CSC and Consolidated and shall not be subject to the authority, direction or discretion of any officer, whether in a position now existing or hereafter created or appointed. All employees of CSC and Consolidated shall, directly or indirectly, report to Executive.

                           Any material adverse modification or diminution of Executive's duties or diminution in Executive's authority, title or office shall be considered to be a Change in Control of Employer and shall entitle Executive, in addition to any other rights he may have, to the rights and remedies provided in Paragraph 7(d) hereof; PROVIDED, HOWEVER, that Executive shall notify Employer of any alleged such modification or diminution, specifying the same, and Employer shall have a period of fifteen (15) days after such notice to cure such alleged modification or diminution before Executive shall be entitled to exercise any such rights and remedies. The right of Employer to cure any modification or diminution in Executive's authority, title or office set forth in the immediately preceding sentence shall be applicable only in the event that a "Change in Control" shall have occurred solely by reason of such modification or diminution of duties or authority and shall not be applicable following the occurrence of any change in Control as defined in Paragraph 7(f) below.

                  (c) FULL TIME AND ATTENTION. Except as expressly permitted herein, Executive shall not, without the prior written consent of Employer, directly or indirectly during the term of this Employment Agreement, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise. So long as it does not interfere with his full time employment hereunder, Executive may (i) attend to outside investments and serve as a director, trustee or officer of or otherwise participate in educational, welfare, social, religious and civic organizations and (ii) serve as a director of not more than two (2) public corporations that are not engaged in the Company Business (as defined in Paragraph 9(a) hereof).

                  (d) BUSINESS DECISIONS. Executive shall have no liability to Employer for any act or omission undertaken during the term of this Employment Agreement in his good faith business judgment in furtherance of his duties as prescribed in or under this Employment Agreement.

         2.       TERM AND POSITIONS.

                  (a) TERM. Subject to the provisions for termination as hereinafter provided, the term of this Employment Agreement shall begin on May 19, 1998 and shall continue thereafter until Executive's employment is terminated as provided in Paragraph 7. This Employment Agreement supersedes and replaces the December 12,



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                                                                   EXHIBIT 10(b)


                           1989 Employment Agreement between Employer and Executive as amended on January 26, 1995.

                  (b) POSITIONS. Executive shall, without any compensation in addition to that which is specifically provided in this Employment Agreement, serve as an officer of CSC and of Consolidated and in such substitute or further offices or positions with Employer or any subsidiary of Employer as shall from time to time be reasonably requested by the Board of Directors of CSC. Each office and position with Employer or any subsidiary of Employer in which Executive may serve or to which he may be appointed shall be consistent in title and duties with Executive's position as Chief Executive Officer of Employer. For service as a director or officer of CSC, Consolidated or any subsidiary of either of them, which service shall in each instance be deemed to be at the request of CSC and its Board of Directors, Executive shall be entitled to the protection of the applicable indemnification provisions of the charter and by-laws of CSC, Consolidated and any such subsidiary and Employer agrees to indemnify and hold harmless Executive from and against any claims, liabilities, damages or expenses incurred by Executive in or arising out of the status, capacities and activities as an officer or director of CSC, Consolidated and any subsidiary of either to the maximum extent permitted by law. For purposes of this Employment Agreement, all references herein to subsidiaries of CSC and/or Consolidated shall be deemed to include references to subsidiaries now or hereafter existing.

                  3.       COMPENSATION.

                  (a) SALARY. For all services he may render to CSC and Consolidated (and any subsidiary of either of them) during the term of this Employment Agreement, as determined by the Compensation Committee of the CSC Board of Directors on February 23, 1998, Employer shall pay to Executive, commencing on February 1, 1998, a salary at the rate (the "Salary Rate") of Nine Hundred Thirty-five Thousand Dollars ($935,000.00) per annum, subject to adjustment by the Board of Directors of CSC, payable in those installments customarily used in payment of salaries to Employer's executives (but in no event less frequently than monthly).

                  (b) BONUS. In addition to the salary compensation as above stated, Employer shall pay to Executive bonus compensation during the term of this Employment Agreement in amounts to be determined and paid as follows:

                           (i) Beginning February 1, 1998 for each fiscal year of Employer completed during the term of this Employment Agreement, an amount equal to the Salary Rate at the end of such fiscal year multiplied by the Bonus Payout percentage as determined by the Bonus Program set each fiscal year by the Compensation Committee of the CSC Board of Directors. The Bonus Program is based upon the achievement of Employer's annual financial plan. The Target Bonus for


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                                                                   EXHIBIT 10(b)



                                    Executive is 100% of base salary and the Stretch Bonus for Executive is 200% of base salary, both of which are defined in the Bonus Program and are subject to adjustment by the Board of Directors of CSC.

                           (ii) Any bonus paid for a fiscal year under Paragraph 3(b)(i) shall be paid within forty-five (45) days after Employer's independent auditor has delivered its opinion with respect to the financial statements of Employer for such fiscal year (whether or not Executive is then in the employ of Employer). Employer shall use all reasonable efforts to cause such auditor to deliver such opinion within ninety (90) days after the close of such fiscal year.

                           (iii) For purposes of this Employment Agreement, the term "fiscal year" shall mean with respect to any year, the period commencing on the Sunday next following the Saturday closest to January 31 in a calendar year and ending in the next following calendar year on the Saturday closest to January 31.

         4. DISABILITY IN THE EVENT OF DEATH OR PERMANENT DISABILITY. In the event of a termination of employment as a consequence of Employee's death or "permanent disability" (as defined below) during the term of this Employment Agreement:

                  (a) Executive or his estate, as the case may be, shall be entitled to receive a pro rata portion of the bonus applicable to the fiscal year in which such death or permanent disability occurs, as such bonus is determined under Paragraph 3(b) of this Employment Agreement. Such pro rata portion shall be determined by multiplying a fraction, the numerator of which shall be the number of days in the applicable fiscal year elapsed prior to the date of death or permanent disability, as the case may be, and the denominator of which shall be 365, by the amount of bonus that would have been payable, if any, pursuant to such Paragraph 3(b), if Executive had remained employed under this Employment Agreement for the entire applicable fiscal year. The bonus shall be paid when and as provided in Paragraph 3(b)(ii) of this Employment Agreement.

                  (b) Except as otherwise provided in Paragraphs 5, 6 and 8 of this Employment Agreement, Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the date of such death or permanent disability, as the case may be.

                  (c) For the purposes of this Employment Agreement, Executive's "permanent disability" occurrence and benefits shall be determined in the same manner as are other such occurrences and benefits under Employer's Disability Policy in effect at the date of the occurrence.

         5. TRANSPORTATION. During the term of this Employment Agreement, Employer shall provide Executive with a current luxury model automobile purchased or leased by Em-




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                                                                   EXHIBIT 10(b)




                  ployer, in accordance with applicable policies of Employer. Employer shall pay all maintenance and repair expenses with respect to the automobile, procure and maintain in force at Employer's expense collision, comprehensive, and liability insurance coverage with respect to the automobile, and pay operating expenses with respect to the automobile to the extent such operating expenses are incurred in the conduct of Employer's business. Executive shall be permitted and is expected to utilize Employer's aircraft for business and personal travel in order to increase his personal security and his availability to attend to the Company Business.

         6.       LIFE INSURANCE AND OTHER BENEFITS.

                  (a) VACATION AND SICK LEAVE. Executive shall be entitled to such periods of vacation and sick leave allowance each year which shall not be less than as provided under Employer's Vacation and Sick Leave Policy for executive officers.

                  (b) GROUP PLANS, ETC. Executive shall be entitled to participate in any group life, hospitalization, or disability insurance plan, health program, or other executive benefit plan (other than bonus compensation or performance plans to the extent that such plans, in the case of Executive, are in lieu of the bonus plan set forth in Paragraph 3(b) above) that is generally available to senior executive officers, as distinguished from general management, of Employer. Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan. Executive shall be entitled to 100% reimbursement of his medical and dental expenses incurred during the term of this Employment Agreement.

         7.       TERMINATION AND FURTHER COMPENSATION.

                  (a) The employment of Executive under this Employment Agreement and the term hereof may be terminated:

                           (i) by Employer or Executive at any time upon thirty (30) days notice to the other party of such termination, or

                           (ii) by Employer on death or permanent disability of Executive, or

                           (iii) By Employer for cause at any time. For purposes hereof, the term "cause" shall mean:

                                    (A)      Executive's conviction of fraud or
                                             a felony or any crime involving
                                             moral turpitude or Executive's
                                             commission of acts of embezzlement
                                             or theft in connection with his
                                             duties or in the course of his
                                             employment with Employer or any
                                             subsidiary;

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

                                    (B)      Executive's willful breach of any
                                             material provision of this
                                             Employment Agreement which failure
                                             has not been cured in all
                                             substantial respects within ten
                                             (10) days after Employer gives
                                             notice thereof to Executive; or

                                    (C)      Executive's willful, wrongful
                                             engagement in any Competitive
                                             Activity (as that term is
                                             hereinafter defined).

                                    Any termination of Executive for "cause" shall not be effective until all the following shall have taken place:

                                    (i)      The Secretary of CSC pursuant to
                                             resolution of the Board of
                                             Directors of CSC, shall have given
                                             written notice to Executive that,
                                             in the opinion of the Board of
                                             Directors, Executive may be
                                             terminated for cause, specifying
                                             the details;

                                    (ii)     Executive shall have been given a
                                             reasonable opportunity to appear
                                             before the Board of Directors prior
                                             to the determination of the Board
                                             evidenced by such resolution;

                                    (iii)    With respect to any matters other
                                             than Executive's conviction of
                                             fraud or a felony or a crime
                                             involving moral turpitude,
                                             Executive shall neither have ceased
                                             to engage in the activity giving
                                             rise to the proposed determination
                                             for cause within thirty (30) days
                                             after his receipt of such notice
                                             nor diligently taken all reasonable
                                             steps to that end during such
                                             thirty (30) day period and
                                             thereafter;

                                    (iv)     After complying with the procedures
                                             set forth in subparagraphs (i)
                                             through (iii) above, Executive
                                             shall have been delivered a
                                             certified copy of a resolution of
                                             the Board of Directors of CSC
                                             adopted by the affirmative vote of
                                             not less than three-fourths (3/4)
                                             of the entire membership of the
                                             Board of Directors finding that
                                             Executive was guilty of the conduct
                                             giving rise to the termination for
                                             cause.

                                    Any termination by reason of the foregoing shall not be in limitation of any other right or remedy Employer may have under this Employment Agreement, at law, in equity or otherwise. On any termination of this Employment Agreement, Executive shall be deemed to have resigned from all offices and directorships held by Executive in Employer and any subsidiaries of CSC.

                                    The term "Competitive Activity" shall mean
                                    Executive's participation, without the
                                    written consent of the Board of Directors of CSC, in the management of any business operation of any enterprise if such operation (a "Competitive Operation") engages in substantial and direct competition with Employer or any subsidiary. For purposes of this Employment Agreement, a business enterprise shall be considered in substantial and direct competition with Employer or any subsidiary if such business operation's sales of closeout merchandise or toy merchandise amount to ten percent (10%) or more of such business operation's


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                                                                   EXHIBIT 10(b)



                                    total sales. "Competitive Activity" shall not include (i) the mere ownership of securities in any publicly traded enterprise and the exercise of rights appurtenant thereto or (ii) participation in management of any publicly traded enterprise or business operation thereof other than in connection with the Competitive Operation of such enterprise.

                           (b) In the event of termination for any of the reasons set forth in subparagraph (a)(iii) of this Paragraph 7, except as otherwise provided in Paragraph 8 of this Employment Agreement, Executive shall be entitled to no further compensation or other benefits under this Employment Agreement (other than as provided by law), except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination, and Executive shall not be entitled to receive any bonus determined under Paragraph 3 of this Employment Agreement or otherwise, except for and in respect of completed fiscal years for which Executive has not then been paid.

                           (c)      In the event of the termination of
                                    Executive's employment by Employer pursuant to subparagraph (a)(i) above, Executive shall be entitled to severance compensation as follows: (x) the continuation of his compensation for a period of 365 days, including bonus compensation (as provided below), and (y) all other benefits and perquisites to which he is entitled hereunder for a period of 365 days following the date of such termination of employment, except that (i) the benefits and perquisites referred to in clause (y) shall be sooner reduced and/or terminated (other than as provided by law) when and to the extent that the Executive is entitled to receive the same from another employer during such period (but no obligation of Executive to attempt to mitigate damages under this subparagraph (c) shall be implied) and (ii) any bonus compensation to be paid to Executive in respect of such period shall be limited solely to the pro rata portion thereof earned in the fiscal year of Employer (determined in the manner provided in Paragraph 3) in which such termination occurs, except for and in respect of completed fiscal years for which Executive has not then been paid.

                           (d) If there is a Change in Control (as defined in Section 7(f) hereof) and Executive's employment is thereupon terminated or terminated within twenty four (24) months after the effective date thereof, Executive shall be entitled to the termination benefits set forth in Section 7(e) hereof. For purposes of this Employment Agreement, Executive's employment shall be deemed to have been terminated only if Employer terminates such employment other than for cause (as defined in Section 7(a)(iii) hereof) or if a Constructive Termination occurs. "Constructive Termination" shall mean a resignation by Executive because of any material adverse change or material diminution in Executive's then current reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment (as reasonably determined by Executive in his good faith discretion).



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                                                                   EXHIBIT 10(b)




                           (e) The benefits payable to Executive pursuant to Section 7(d) hereof are as follows:

                                    (i)      Consolidated shall pay to Executive
                                             a lump sum cash payment, net of any
                                             applicable withholding taxes in an
                                             amount equal to two times the
                                             annual salary paid or payable to
                                             Executive immediately prior to the
                                             effective date of such Change in
                                             Control (the "Lump Sum Payment");
                                             provided, that if there are fewer
                                             than twenty four (24) months
                                             remaining from the date of
                                             Executive's termination to
                                             Executive's normal retirement date
                                             at age 65, Consolidated shall
                                             instead pay Executive the amount
                                             obtained by multiplying the Lump
                                             Sum Payment by a fraction, the
                                             numerator of which is the number of
                                             months so remaining and the
                                             denominator of which is 24. The
                                             applicable amount shall be paid on
                                             the later of (x) the next business
                                             day after the day Executive's
                                             employment is terminated, or (y)
                                             the next business day after the
                                             effective date of such Change in
                                             Control.

                                    (ii)     In addition to the payment
                                             described in Subsection 7(e)(i)
                                             above, Consolidated shall pay to
                                             Executive a lump sum cash payment,
                                             net of any applicable withholding
                                             taxes, in an amount equal to two
                                             times the Executive's then current
                                             annual Stretch Bonus, as defined in
                                             the Bonus Program described in
                                             Subsection 3(b)(i) above (the "Lump
                                             Sum Bonus Payment"); provided, that
                                             (A) in the event the Executive's
                                             then current Stretch Bonus is
                                             undefined or is not subject to a
                                             maximum payout, the Executive's
                                             annual Stretch Bonus shall be
                                             deemed to be 200% of the
                                             Executive's then current base
                                             salary and (B) if there are fewer
                                             than twenty four (24) months
                                             remaining from the date of
                                             Executive's termination to
                                             Executive's normal retirement date
                                             at age 65, Consolidated shall
                                             instead pay Executive the amount
                                             obtained by multiplying the Lump
                                             Sum Bonus Payment by a fraction,
                                             the numerator of which is the
                                             number of months so remaining and
                                             the denominator of which is 24.
                                             Executive shall receive the Lump
                                             Sum Bonus Payment at the same time
                                             Executive receives the Lump Sum
                                             Payment described in Subsection
                                             7(e)(i) above.

                                    (iii)    For a period of one year, Executive
                                             (and his family, if their
                                             participation is permitted under
                                             the terms of the subject plan)
                                             shall be entitled to participate in
                                             any group life, hospitalization, or
                                             disability insurance plan, health
                                             program, or other executive benefit
                                             plan (other than bonus compensation
                                             or performance plans to the extent
                                             that such plans, in the case of
                                             Executive, are in lieu of the bonus
                                             plan set forth in Subsection
                                             7(e)(ii) above) that is generally
                                             available to similarly titled
                                             executive officers of Consolidated;
                                             provided, that Executive's
                                             participation in the plans referred
                                             to in this Subsection 7(e)(iii)
                                             shall be terminated (other than as
                                             provided by law) when and to the
                                             extent that Executive is entitled
                                             to receive the same from another
                                             employer during such period.
                                             Executive's participation in and
                                             benefits under any such plan shall
                                             be on the terms and subject to the
                                             conditions specified in the
                                             governing document of the
                                             particular plan, including, but not
                                             limited to, reimbursement of 100%
                                             of all medical


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                                                                   EXHIBIT 10(b)



                                            and dental expenses incurred during
                                            the period of participation in the
                                            plans referred to above.

                                   (iv)     If all or any portion of the amount
                                            payable to Executive under this
                                            Employment Agreement, either alone
                                            or together with other amounts that
                                            Executive is entitled to receive in
                                            connection with a Change in
                                            Control, constitutes "excess
                                            parachute payments," within the
                                            meaning of Section 280G of the
                                            Internal Revenue Code of 1986, as
                                            amended (the "Code"), or successor
                                            provision, that are subject to the
                                            excise tax imposed by Section 4999
                                            of the Code (or any similar tax or
                                            assessment), the amounts payable
                                            hereunder shall be increased to the
                                            extent necessary to place Executive
                                            in the same after-tax position as
                                            Executive would have been in had no
                                            such excise tax or assessment been
                                            imposed on any such payment paid or
                                            payable to Executive under this
                                            Employment Agreement or any other
                                            payment that Executive may receive
                                            as a result of such Change in
                                            Control. The determination of the
                                            amount of any such tax or
                                            assessment and the resulting amount
                                            of incremental payment required
                                            hereby in connection therewith
                                            shall be made by the independent
                                            accounting firm employed by
                                            Consolidated immediately prior to
                                            the applicable Change in Control,
                                            within thirty (30) calendar days
                                            after the payment of the amount
                                            payable pursuant to Subsections
                                            (e)(i), (e)(ii) and (e)(iii)
                                            hereof, and said incremental
                                            payment shall be made within five
                                            (5) business days after said
                                            determination has been made.

                                   (v)      If, after the date upon which any
                                            payment required under this
                                            Employment Agreement has been made,
                                            it is determined (pursuant to final
                                            judgment of a court of competent
                                            jurisdiction, or an agreed upon tax
                                            assessment) that the amount of
                                            excise or other similar taxes or
                                            assessments payable by Executive is
                                            greater than the amount initially
                                            so determined, then Consolidated
                                            shall pay Executive an amount equal
                                            to the sum of (i) such additional
                                            excise or other similar taxes, plus
                                            (ii) any interest, fines and
                                            penalties resulting from such
                                            underpayment, plus (iii) an amount
                                            necessary to reimburse Executive
                                            for any income, excise or other tax
                                            or assessment payable by Executive
                                            with respect to the amounts
                                            specified in (i) and (ii) above,
                                            and the reimbursement provided by
                                            this clause (iii). Payment thereof
                                            shall be made within five (5)
                                            business days after the date upon
                                            which such subsequent determination
                                            is made.

                                   (f)      As used herein, "Change in Control"
                                            means any of the following events:
                                            (i) any person or group (as defined
                                            for purposes of Section 13(d) of
                                            the Securities Exchange Act of
                                            1934) becomes the beneficial owner
                                            of, or has the right to acquire (by
                                            contract, option, warrant,
                                            conversion of convertible
                                            securities or otherwise), 20% or
                                            more of the outstanding equity
                                            securities of CSC entitled to vote
                                            for the election of directors; (ii)
                                            a majority of the Board of
                                            Directors of CSC is replaced within
                                            any period of two years or less by
                                            directors not nominated and
                                            approved by a majority of the
                                            directors of CSC in office at the
                                            beginning of such period (or their
                                            successors so nominated and
                                            approved), or a majority of the
                                            Board of Di-

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
                                                                   EXHIBIT 10(b)



                                             rectors of CSC at any date consists
                                             of persons not so nominated and
                                             approved; (iii) the stockholders of
                                             CSC approve an agreement to
                                             reorganize, merge or consolidate
                                             with another corporation (other
                                             than Consolidated or an affiliate);
                                             or (iv) the stockholders of CSC
                                             adopt a plan or approve an
                                             agreement to sell or otherwise
                                             dispose of all or substantially all
                                             of CSC's assets (including without
                                             limitation, a plan of liquidation
                                             or dissolution), in a single
                                             transaction or series of related
                                             transactions. The effective date of
                                             any such Change in Control shall be
                                             the date upon which the last event
                                             occurs or last action taken such
                                             that the definition of such Change
                                             in Control (as set forth above) has
                                             been met. For purposes of this
                                             Employment Agreement, the term
                                             "affiliate" shall mean: (i) any
                                             person or entity qualified as part
                                             of an affiliated group which
                                             includes Consolidated and CSC
                                             pursuant to Section 1504 of the
                                             Code; or (ii) any person or entity
                                             qualified as part of a
                                             parent-subsidiary group of trades
                                             and businesses under common control
                                             within the meaning of Treasury
                                             Regulation Section 1.414(c)(2)(b).
                                             Determination of affiliate shall be
                                             tested as of the date immediately
                                             prior to any event constituting a
                                             Change in Control. The other
                                             provisions of this Paragraph 7(f)
                                             notwithstanding, the term "Change
                                             in Control" shall not mean any
                                             transaction, merger, consolidation,
                                             or reorganization in which CSC
                                             exchanges or offers to exchange
                                             newly issued or treasury shares in
                                             an amount less than 50% of the then
                                             outstanding equity securities of
                                             CSC entitled to vote for the
                                             election of directors, for 51% or
                                             more of the outstanding equity
                                             securities entitled to vote for the
                                             election of at least the majority
                                             of the directors of a corporation
                                             other than Employer or an affiliate
                                             thereof (the "Acquired
                                             Corporation"), or for all or
                                             substantially all of the assets of
                                             the Acquired Corporation.

                                    (g)      Executive shall provide
                                             Consolidated with at least forty
                                             five (45) days notice of any
                                             election by Executive to terminate
                                             his employment, which shall set
                                             forth in detail the grounds upon
                                             which any Constructive Termination
                                             of Executive's employment is based,
                                             and shall not be entitled to the
                                             benefits available hereunder in
                                             connection therewith unless such
                                             notice is timely given.

                                    (h)      If Executive hires legal counsel
                                             with respect to any alleged failure
                                             by Consolidated or CSC to comply
                                             with any of the terms of this
                                             Employment Agreement, or institutes
                                             any negotiation or institutes or
                                             responds to any legal action to
                                             assert or defend the validity of or
                                             to enforce Executive's rights
                                             under, or to recover damages for
                                             breach of, this Employment
                                             Agreement, Consolidated shall pay
                                             Executive's actual expenses for
                                             attorneys' fees and disbursements,
                                             together with such additional
                                             payments, if any, as may be
                                             necessary so that the net after-tax
                                             payments so made to Executive equal
                                             such fees and disbursements;
                                             provided, that Executive shall be
                                             responsible for his own fees and
                                             expenses with respect to any
                                             lawsuit between Executive and
                                             Employer to enforce rights or
                                             obligations under this Employment
                                             Agreement in which Employer is the
                                             prevailing party. The fees and
                                             expenses incurred by Executive in
                                             instituting or responding to any
                                             such negotiation or legal action
                                             shall be paid by Consolidated as
                                             they are incurred, in advance of
                                             the final disposition of the action
                                             or proceeding, upon re-


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
                                                                   EXHIBIT 10(b)

                                             ceipt of an undertaking by
                                             Executive to repay such amounts if
                                             Employer is ultimately determined
                                             to be the prevailing party.

                                    (i)      If any amount due Executive
                                             hereunder is not paid when due,
                                             then Consolidated shall pay
                                             interest on said amount at an
                                             annual rate equal to the base
                                             lending rate of National City Bank,
                                             Cleveland, Ohio, or successor, as
                                             in effect from time to time, for
                                             the period between the date on
                                             which such payment is due and the
                                             date said amount is paid.

                                    (j)      Consolidated's obligation to pay
                                             Executive the compensation and to
                                             make the arrangements required
                                             hereunder shall be absolute and
                                             unconditional and shall not be
                                             affected by any circumstance,
                                             including, without limitation, any
                                             setoff, counterclaim, recoupment,
                                             defense or other right that
                                             Consolidated may have against
                                             Executive or otherwise. All amounts
                                             payable by Consolidated hereunder
                                             shall be paid without notice or
                                             demand. Subject to the proviso in
                                             Section 7(h) above, each and every
                                             payment made hereunder by
                                             Consolidated shall be final and
                                             Consolidated shall not seek to
                                             recover all or any part of such
                                             payment from Executive or from
                                             whosoever may be entitled thereto,
                                             for any reason whatsoever.
                                             Executive shall not be obligated to
                                             seek other employment or
                                             compensation or insurance in
                                             mitigation of any amount payable or
                                             arrangement made under any
                                             provision of this Employment
                                             Agreement, and the obtaining of any
                                             such other employment or
                                             compensation or insurance shall in
                                             no event effect any reduction of
                                             Consolidated's obligations to make
                                             the payments and arrangements
                                             required to be made under this
                                             Employment Agreement.

                                    (k)      From and after any termination of
                                             Executive's employment, Executive
                                             shall retain in confidence and not
                                             use for his own benefit or on
                                             behalf of any other person or
                                             entity any confidential information
                                             known to him concerning CSC,
                                             Consolidated, their respective
                                             subsidiaries or their respective
                                             businesses so long as such
                                             information is not publicly
                                             disclosed by someone other than
                                             Executive.

                                    (l)      In partial consideration of the
                                             benefits granted to Executive
                                             herein, Executive agrees that
                                             during the six-month period
                                             immediately following Executive's
                                             termination, if Executive shall
                                             have received benefits under
                                             Section 7(e) above, Executive shall
                                             not engage in any Competitive
                                             Activity, as defined in Section
                                             7(a).

                                    (m)      Any provision in this Employment
                                             Agreement which is prohibited or
                                             unenforceable in any jurisdiction
                                             shall, as to such jurisdiction, be
                                             ineffective only to the extent of
                                             such prohibition or
                                             unenforceability without
                                             invalidating or affecting the
                                             remaining provision hereof, and any
                                             such prohibition or
                                             unenforceability in any
                                             jurisdiction shall not invalidate
                                             or render unenforceable such
                                             provision in any other
                                             jurisdiction.

                                    (n)      Except as specifically set forth
                                             herein, this Employment Agreement
                                             shall not be deemed to negate,
                                             supersede or alter any other
                                             agreement or arrangement be-
                                             tween Executive and Consolidated or
                                             CSC or any other rights to which
                                             Executive may be entitled, and
                                             shall be and remain in effect in
                                             addition to any such other
                                             agreement or rights, whether now
                                             existing or later created.

         8. EXPENSES. Employer shall reimburse Executive during the term of this Employment Agreement for travel, entertainment and other expenses reasonably incurred by Executive in the promotion of Employer's business. Executive shall furnish such documentation with respect to reimbursement to be paid under this Paragraph 8 as Employer shall reasonably request.

         9.       COVENANTS OF EXECUTIVE.

                  (a) Covenant Against Competition. Executive acknowledges that (i) the principal businesses of Employer include the operation of its "Odd Lots", "Big Lots", "MacFrugal's" and "Pic N' Save" discount general merchandise consumer goods retail outlets, the inventories of which are acquired primarily through special purchase situations such as overstocks, closeouts, liquidations, bankruptcies, wholesale distribution of overstock, distress, liquidation and other volume inventories the operation of its KoB Toy, KoB Toy Works, and KoB Toy Liquidator toy stores, and the operation of its Big Lots Furniture and Odd Lots Furniture stores (the "Company Business"); (ii) Employer is one of the limited number of persons who has developed such business;
                           (iii) the Company Business is national in scope; (iv) Executive's work for Employer will give him access to the confidential affairs of Employer; and (v) the agreements and covenants of Executive contained in this Paragraph 9 are essential to the business and goodwill of Employer. Accordingly, Executive covenants and agrees that:

                           (A) During the term of Executive's employment with Employer and for a period of two (2) years (the "Restricted Period") following either the voluntary termination of such employment by Executive or the termination of such employment for "cause" (as such terms is defined in Subsection 7(a)(iii) above, Executive shall not in any location where Employer's retail stores are located throughout the United States of America, directly or indirectly, (1) engage in the Company Business for Executive's own account (other than pursuant to this Employment Agreement), (2) render any services to any person engaged in such activities (other than Employer), or (3) or engage in any Competitive Activity (as defined above), provided, however, that in the event of a Change in Control the Restricted Period shall be for a period of six (6) months.

                           (B) During the Restricted Period, Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, all confidential matters relating to the Company Business hereafter learned by Executive, and shall not disclose them to anyone except with Employer's express written consent and except for information which (i) is at the time of receipt or thereafter becomes publicly known through no wrongful act of Executive, or (ii) is received from a third party not under an obligation to keep such information confidential and without breach of this Employment Agreement.

                           (C) So long as there has not occurred a Change in Control, Executive shall not, during the Restricted Period, without Employer's prior written consent, directly or indirectly, solicit or encourage to leave the employment of Employer or any of its subsidiaries, any executive of Employer or any of its subsidiaries.

                           (D) All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Executive or made available to Executive concerning the Company Business shall be Employer's property and shall be delivered to Employer at any time on request.

                  (b) Rights and Remedies Upon Breach. If Executive breaches any of the provisions of Paragraph 9(a) (the "Restrictive Covenants"), or a breach thereof is imminent, Employer shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Employer under law or in equity:

                           (i) The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against Executive of restraining orders and injunctions (preliminary, temporary or permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Employer and that money damage will not provide adequate remedy to Employer; and

                           (ii) The right and remedy to require Executive to account for and pay over to Employer all compensation, profits, monies, accruals, increments, or other benefits derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants. Employer may set off any amounts finally determined to be due it under this Paragraph 9(b) against any amounts owed to Executive.

                  (c) Severability of Covenants. Executive acknowledges and agrees that the Restrictive Covenants are reasonable in geographical and temporal scope, with respect to the activities restricted and in all other respects. If it is determined that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                                                                   EXHIBIT 10(b)

                  (d) Blue-penciling. If it is determined that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         10. WITHHOLDING TAXES. Except as otherwise provided, all payments to Executive, including the bonus compensation under this Employment Agreement, shall be subject to withholding on account of federal, state, and local taxes as required by law. Any amounts remitted by Employer to the appropriate taxing authorities a taxes withheld by Employer from Executive on income realized by Executive shall reduce the amounts payable by Employer to Executive hereunder. If any particular payment required hereunder is insufficient to provide the amount of such taxes required to be withheld, Employer may withhold such taxes from any other payment due Executive.

         11. NO CONFLICTING AGREEMENTS. Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or would prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.

         12. SEVERABLE PROVISIONS. The provisions of this Employment Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall, nevertheless, be binding and enforceable.

         13. BINDING AGREEMENT. Each of CSC and Consolidated shall require any successor (whether direct or indirect), by purchase, merger, consolidation, reorganization or otherwise, to all or substantially all of the business and/or assets of any of them expressly to assume and to agree to perform this Employment Agreement in the same manner and to the same extent that each of them would be required to perform if no such succession has taken place. This Employment Agreement shall be binding upon and inure to the benefit of each of CSC and Consolidated and any successor of any of them, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of any of them whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Employer" for purposes of this Employment Agreement), but shall not otherwise be assignable or delegatable by CSC or Consolidated.

                  This Employment Agreement shall inure to the benefit of and be enforceable by Executive and each of Executive's personal or legal representatives, executive, administrators, successor, heirs, distributees and/or legatees.

                                                                   EXHIBIT 10(b)



         14. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed five (5) days after the date of deposit in the United States mails as follows:

                   (i) if to the Employer to:   Consolidated Stores Corporation
                                                300 Phillipi Road
                                                Columbus, Ohio 43228-1310
                                                Attention:  Albert J. Bell, Esq.
                                                    Executive Vice President

                       with a copy to:          Chairman of the Compensation
                                                Committee of the CSC Board of
                                                Directors

                   (ii) if to the Executive to: William G. Kelley
                                                2800 Gordon Drive
                                                Naples, Florida 34102

                  Any such person may by notice given in accordance with this Paragraph to the other parties hereto, designate another address or person for receipt by such person of notices hereunder.

         15. WAIVER. The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's rights to assert all other legal remedies available to it under the circumstances.

         16. MISCELLANEOUS. This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. If Executive is successful in any proceeding against Employer to collect amounts due Executive under this Employment Agreement, Employer shall reimburse Executive for his court costs and reasonable attorneys' fees in connection therewith.

         17. GOVERNING LAW. This Employment Agreement shall be governed by and constructed according to the laws of the State of Ohio.

                                                                   EXHIBIT 10(b)




         18. CAPTIONS AND PARAGRAPHS HEADINGS. Captions and paragraph headings used herein are for convenience and are not a part of this Employment Agreement and shall not be used in construing it.

         19. INTERPRETATION. Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.

         20. AMENDMENTS. Neither CSC nor Consolidated shall amend, terminate, or suspend this Employment Agreement or any provision hereof without the written consent of Executive.

         21. LEGAL FEES AND EXPENSES. It is the intent of Employer that Executive not be required to incur the expenses associated with the enforcement of his rights under this Employment Agreement in the event of a Change in Control by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder. Accordingly, if it should appear to Executive that Employer has failed to comply with any of its obligations under this Employment Agreement, or in the event that Employer or any other person takes any action to declare this Employment Agreement void and/or unenforceable, or institutes any litigation designed to deny, and/or to recover from, Executive the benefits intended to be provided to Executive hereunder, Employer hereby irrevocably authorizes Executive from time to time to retain counsel of his choice at the expense of Employer to represent Executive in connection with the initiation or defense of any litigation and/or other legal action, whether by or against Employer or any director, officer, stockholder, or other person affiliated with Employer in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between Employer and such counsel, into an attorney-client relationship with such counsel, and in that connection Employer acknowledges that a confidential relationship shall exist between Executive and such counsel. Employer shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by Executive as a result of Employer or any person contesting the validity and/or enforceability of this Employment Agreement or any provision hereof.

                                                                   EXHIBIT 10(b)



         IN WITNESS WHEREOF, the parties have caused this Employment Agreement to be effective as of the 19th day of May, 1998.

Attest:                         CONSOLIDATED STORES CORPORATION,
                                a Delaware Corporation

/s/ Albert J. Bell              By: /s/ Michael J. Potter
--------------------------          -------------------------------------------
Secretary                           Michael J. Potter, Executive Vice President


Attest:                         CONSOLIDATED STORES CORPORATION,
                                an Ohio Corporation

/s/ Albert J. Bell              By: /s/ Michael J. Potter
--------------------------          -------------------------------------------
Secretary                           Michael J. Potter, Executive Vice President



                                   /s/ William G. Kelley
                                  -----------------------------------------
                                  William G Kelley